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                                                                  Exhibit 4.6

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement, dated as of this 12th day of October, 2000 (this "Agreement"), is by and among PRI Automation, Inc., a Massachusetts corporation ("Parent"), and John Tenney (the "Shareholder").

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 12, 2000, by and among Parent, CTI Acquisition Corp., a Massachusetts corporation and subsidiary of Parent ("Merger Sub"), Commotion Technology, Inc., a California corporation (the "Company'), and the Shareholder (the "Merger Agreement"), the parties thereto have agreed, subject to the terms and conditions set forth therein, to merge the Company with and into Merger Sub (the "Merger") and thereby to convert all shares of Company Common Stock (as such term is defined in the Merger Agreement) then outstanding into shares of Parent Stock (as such term is defined in the Merger Agreement);

         WHEREAS, pursuant to a Stock Repurchase Agreement dated as of October 12, 2000 by and between Parent and the Shareholder (the "Stock Repurchase Agreement"), the shares of Parent Stock received by the Shareholder will be subject to certain transfer restrictions and a right of repurchase by Parent until such shares have become Vested Shares (as defined in the Stock Purchase Agreement);

         WHEREAS, the Shareholder desires to have liquidity with respect to the shares of Parent Stock he receives in the Merger;

         WHEREAS, Parent desires to grant the Shareholder registration rights as provided herein; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

         1. DEFINITIONS OF CERTAIN TERMS. As used herein, the following terms shall have the following meanings:

         Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

         Holder: the Shareholder, so long as he holds Registerable Shares, and any other person or entity holding Registerable Shares to whom the registration rights granted in this Agreement have been transferred pursuant to Section 9 hereof.

         Registerable Shares: the shares of Parent Stock issued to the Shareholder pursuant to the Merger, and any other securities issued by Parent as a dividend or other distribution with respect to, or in exchange for or in replacement of, such shares; PROVIDED, HOWEVER, Registerable Shares shall not include shares of Parent Stock that (a) have been registered under the Securities Act and disposed of pursuant to the registration statement used to effect such registration, (b) have
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         been sold in the public securities markets in the United States of
         America, (c) are eligible to be sold under Rule 144 under the Securities Act, or (d) will not, by the terms of the Stock Repurchase Agreement, become Vested Shares before such shares will be eligible to be sold under Rule 144.

         SEC: the United States Securities and Exchange Commission, or any governmental agency succeeding to its functions.

         Securities Act: the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued thereunder, as they may, from time to time, be in effect.

         Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them in the Merger Agreement.

         Where this Agreement requires Parent to use "best efforts" to satisfy an obligation or requirement under this Agreement, the parties agree that this shall not require Parent to make any payment that would not ordinarily be made in the course of filing, and seeking and maintaining the effectiveness of, a registration statement similar to the Shelf Registration (as hereinafter defined).

         2. SHELF REGISTRATION. Parent agrees that, within forty-five (45) days of the Closing of the Merger, it shall cause to be filed a registration statement (a "Shelf Registration") on Form S-3 under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the SEC and permitting sales in ordinary course brokerage or dealer transactions not involving any underwritten public offering covering all of the Registerable Shares. Parent shall use best efforts thereafter (a) to cause the Shelf Registration to be declared effective by the SEC and (b) subject to Section 3 hereof, to keep the Shelf Registration continuously effective until the earlier of (i) the first date on which no Registrable Shares originally covered by the Shelf Registration shall constitute Registrable Shares, or (ii) the first anniversary of the Closing (such period is referred to herein as the "Registration Period").

         3. REGISTRATION PROCEDURES. After Parent commences the registration of the Registrable Shares pursuant to the Shelf Registration, Parent shall:

            (a) furnish to the Holder such number of copies of the Shelf Registration, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Shelf Registration (including any preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by the Holder;

            (b) use best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as the Holder reasonably requests in writing and to do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Shares owned by the Holder; PROVIDED, HOWEVER, that Parent shall not be required (i) to

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qualify to do business in any jurisdiction where it is not then so qualified or
(ii) to consent to general service of process in any jurisdiction where it is not then so subject to service of process; and

            (c) use best efforts to cause all Registrable Shares covered by the Shelf Registration to be listed on the primary securities exchange or market, if any, on which similar securities issued by Parent are then listed, PROVIDED that the applicable listing requirements are satisfied.

         4. PARENT REGISTRATION.

            (a) At any time during the Registration Period that the Shelf Registration is not effective under Section 2, the Holder shall have the following rights under this Section 4. If Parent shall determine to register any shares of Company Common Stock in addition to the shares of Company Common Stock registered pursuant to the Shelf Registration either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, Parent will:

                (i) promptly give to the Holder written notice thereof pursuant to Section 14; and

                (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request or requests, made by the Holder and received by Parent within ten (10) days after the written notice from Parent described in clause (i) above is mailed or delivered by Parent. Such written request may specify all or a part of the Holder's Registrable Shares.

             (b) If the registration of which Parent gives notice is for a registered public offering involving an underwriting, Parent shall so advise the Holder as a part of a written notice given pursuant to Section 14. In such event, the right of any Holder to registration pursuant to this Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. Should Holder wish to participate in such a registration, The Holder agrees that he shall (together with Parent and the other holders of securities of Parent with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by Parent.

             (c) Notwithstanding any other provision of this Section 4 if the representative of the underwriters advises Parent in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may exclude all Registrable Shares from, or limit the number of Registrable Shares to be included in, the registration and underwriting. If the offering of Parent's securities are to the general public, Parent

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may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by Parent's shareholders (including the Holder); provided, however, that the aggregate value of securities to be included in such registration by Parent's shareholders (including the Holder) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration. Parent shall so advise the Holder, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to Parent for securities being sold for its own account and thereafter as set forth herein. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from Parent or the underwriter. Any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         5. STOP ORDER; SUPPLEMENT TO THE PROSPECTUS; PARENT'S INSIDER TRADING POLICIES.

             (a) Parent will notify the Holder promptly of (i) the issuance of any stop order suspending the effectiveness of the Shelf Registration or the institution or threatening of any proceeding for such purpose or (ii) the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Holder shall cease to offer and sell any Registrable Shares pursuant to the Shelf Registration in the jurisdiction to which such stop order or suspension relates. Parent shall use best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Holder at the earliest practicable date of the date on which the Holder may offer and sell Registrable Shares pursuant to the Shelf Registration.

             (b) Parent will notify the Holder promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Parent, should be set forth in the prospectus used in connection with the Shelf Registration (the "Prospectus"). Immediately upon receipt of such notice, the Holder shall cease to offer or sell any Registrable Shares pursuant to such Prospectus, cease to deliver or use such Prospectus and, if so requested by Parent, return to Parent, at its expense, all copies (other than permanent file copies) of such Prospectus. Parent will, as soon as the information becomes available in a form such that it may be included in an amendment or supplement to the Prospectus, use best efforts to amend or supplement such Prospectus in order to set forth or reflect such event or state of facts; IT BEING UNDERSTOOD that in the event that Parent determines in good faith that the disclosure of such information would be seriously detrimental to Parent or its shareholders, Parent shall be permitted to delay the filing of such an amendment or supplement to the Prospectus for a period of time to extend no longer than forty-five (45) days. Parent will furnish copies of such amendment or supplement to the Prospectus to the Holder.

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             (c) The Holder agrees, if and for so long as the Holder is an employee of Parent or any of Parent's Subsidiaries, to comply with any Parent policy concerning the purchase and sale of securities of Parent.

         6. INFORMATION CONCERNING THE SELLERS.

         (a) The obligations of Parent to take actions contemplated by Sections 2, 3 and 4 hereof with respect to an offering of Registrable Shares shall be subject to the condition that the Holder shall (i) conform to all applicable requirements of the Securities Act and the Exchange Act with respect to the offering and sale of securities and (ii) advise each underwriter, broker or dealer through which any of such Registrable Shares are offered that such Registrable Shares are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act, and the Holder shall furnish to Parent in writing such information and furnish such documents as may be reasonably required by Parent in the preparation of (A) the Prospectus (or any amendment or supplement thereto) with respect to such offering and (B) any qualification of such Registrable Shares under state securities or "blue sky" laws pursuant to Section 3(b) hereof, and shall promptly notify Parent of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of such Registrable Shares, of any event relating to the Holder that is required under the Securities Act to be set forth in the Prospectus (or any amendment or supplement thereto).

         (b) At the end of the Registration Period the Holder shall discontinue sales of Registrable Shares pursuant to the Shelf Registration after Parent has given notice to the Holder of its intention to remove from registration the securities covered by the Registration Statement which remain unsold, and the Holder shall notify Parent immediately upon receipt of such notice from Parent of the number of shares of the Holder that are registered but remain unsold.

         7. EXPENSES OF REGISTRATION. Parent shall pay all reasonable expenses incident to its performance of or compliance with this Agreement and registration of Registrable Shares in connection herewith, including (a) all SEC, stock exchange or market and National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws, (c) all printing, messenger and delivery expenses, (d) all fees and disbursements of Parent's independent public accountants and counsel, and (e) the reasonable fees and expenses of one counsel to the Holder, not to exceed $2,500 (all of such expenses herein referred to s "Registration Expenses"). The Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Shares, which shall be borne by the Holder.

         8. DISCLOSURE. With a view to making available registration on Form S-3 and the benefits of Rule 144 under the Securities Act, Parent agrees to:

         (a) Make and keep current public information available within the meaning of Rule 144(c).

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         (b) File with the SEC in a timely manner all reports and other documents and information required of Parent under the Exchange Act, and take such other actions as may be necessary to assure the availability of Form S-3 for use in connection with the registration rights provided in this Agreement.

         (c) Furnish to the Holder forthwith upon request a written statement as to Parent's compliance with the reporting requirements of Rule 144 and the Exchange Act, a copy of Parent's most recent annual and quarterly reports, and such other reports, documents and other information in the possession of or reasonably obtainable by Parent as the Holder may reasonably request in availing itself of Rule 144.

         9. INDEMNIFICATION AND CONTRIBUTION.

         (a) Parent agrees to indemnify, to the extent permitted by law and subject to the terms of this Agreement, the Holder and each person, if any, who controls the Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in the light of the circumstances under which they were made not misleading; PROVIDED, HOWEVER, that Parent shall not be liable to the Holder and each person, if any, who controls the Holder (within the meaning of the Securities Act) to the extent that any such loss, claim, damage, liability or expense arises out of, or is based upon any untrue or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to the Holder or person furnished in writing to Parent by any the Holder or person expressly for use in the preparation of the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (b) In connection with the Shelf Registration, the Holder agrees to indemnify, to the extent permitted by law and subject to the terms of this Agreement, Parent, its directors, officers, employees and agents and each person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in the light of the circumstances under which they were made not misleading, to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to Parent by the Holder expressly for use in the preparation of the Shelf Registration (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Each party entitled to indemnification under this Section 8 shall give notice to the party required to provide indemnification promptly after such indemnified

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party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld or delayed); and PROVIDED, FURTHER, that the delay or failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 8, except to the extent that the indemnifying party shall have been materially adversely affected by such delay or failure. The indemnified party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the indemnifying party shall pay such expense if the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such claim or litigation resulting therefrom. No indemnified party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the indemnifying party.

         (d) If the indemnification provided for in this Section 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein as a result of a judicial determination that such indemnification may not be enforced in such case notwithstanding this Agreement, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expense, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Holder (and of any transferee of the Holder or its transferees) under this Agreement with respect to any Registrable Shares may be transferred to any transferee of such Registrable Shares; PROVIDED that Parent is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the Registrable Shares with respect to which the rights under this Agreement are being assigned and such transferee executes and delivers such agreements as Parent may reasonably require in order to confirm that such transferee agrees to be bound by this Agreement.

         11. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed by Parent and the Shareholder.

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         12. NO WAIVER. The terms and conditions of this Agreement may be waived only by a written instrument signed by (a) the Shareholder in the case where the Shareholder is waiving compliance and (b) by Parent in the case where Parent is waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         13. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

         14. NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

         TO PARENT:

                  PRI Automation, Inc.
                  805 Middlesex Turnpike
                  Billerica, Massachusetts 01821
                  Facsimile: (508) 671-9430
                  Attention: President

         With a copy to:

                  Robert L. Birnbaum, Esq.
                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Facsimile: (617) 832-7000

         TO THE HOLDER:

                  John Tenney
                  1412 Grand Avenue
                  Piedmont, California  94610

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         With a copy to:

                  Kevin W. Finck
                  Two Embarcadero Center, Ste. 1670
                  San Fransisco, California  94111
                  Facsimile:  (415) 394-6446

         15. CONSTRUCTION OF AGREEMENT. A reference to a Section shall mean a
Section in this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         16. ENTIRE AGREEMENT, ASSIGNABILITY, ETC.. This Agreement and the Merger Agreement and the documents and other agreements among the parties hereto and thereto as contemplated by or referred to herein or therein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise, except as provided in Section 9 hereof.

         17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.

         19. PROFESSIONAL FEES. In the event of the bringing of any claim, action, suit or arbitration by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements, or provisions arising out of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of that claim, action, suit or arbitration, at trial, arbitration or on appeal and in collection of judgment, including but not limited to reasonable attorneys', accounting, and other professional fees resulting therefrom.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties have caused this Registration Rights
Agreement to be executed as an agreement under seal as of the date first written above.

                                                   PRI AUTOMATION, INC.

                                                   By: /s/ Cosmo Trapani
                                                       ------------------------
                                                       Title: VP & CFO

                                                       /s/ John Tenney
                                                       ------------------------
                                                       John Tenney


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